EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nortek, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated March 7, 2001, included in this Form 10-K, into the Company's previously filed Registration statements on Form S-8 (File Nos. 33-22527, 333-39293, 333-76345, 333-79651 and 333-36386).

ARTHUR ANDERSEN LLP

Boston,Massachusetts March 16, 2001